UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2006

ROCKY BRANDS, INC.

(Exact name of registrant as specifýed in its charter)

Ohio	0-21026	31-1364046

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifýcation No.)

39 East Canal Street, Nelsonville, Ohio	45764

(Address of principal executive offýces)	(Zip Code)

Registrant’s telephone number, including area code	(740) 753-1951

ROCKY SHOES & BOOTS, INC.

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K fýling is intended to simultaneously satisfy the fýling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
     On June 28, 2006, Rocky Brands, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 3 to Loan and Security Agreement with the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC Commercial Finance LLC (“GMAC CF”), as administrative agent and sole lead arranger for the Lenders (the “GMAC CF Amendment”). Also, on June 28, 2006, the Company and certain of its subsidiaries entered into First Amendment to Note Purchase Agreement with the note purchasers party thereto (each a “Purchaser” and collectively, the “Purchasers”), and American Capital Financial Services, Inc. (“ACAS”), as administrative and collateral agent for the Purchasers (the “ACAS Amendment”). (The GMAC CF Amendment and the ACAS Amendment are referred to herein as the “Amendments.”)
     The Amendments provide for a new term loan of $15,000,000 under the GMAC CF credit facility that will enable the Company and certain of its subsidiaries to make a corresponding $15,000,000 prepayment under the term loan with ACAS. The Amendments also change some of the financial covenants of the GMAC CF and ACAS agreements.
     The foregoing description of the Amendments and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendments. Copies of the Amendments are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
     In connection with the refinancing transaction described in the Amendments, the Company incurred a charge of approximately $400,000 or $0.05 per diluted share in the quarter ended June 30, 2006, relating to financing charges under the initial Note Purchase Agreement with ACAS.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 3 to Loan and Security Agreement, dated as of January 28, 2006, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot LLC, Durango Boot Company LLC, Northlake Boot Company LLC, Lehigh Safety Shoe Co. LLC, Georgia Boot Properties LLC, and Lehigh Safety Shoe Properties LLC, as Borrowers, the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders.

10.2	First Amendment to Note Purchase Agreement, dated as of January 28, 2006, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot LLC, Durango Boot Company LLC, Northlake Boot Company LLC, Lehigh Safety Shoe Co. LLC, Georgia Boot Properties LLC, and Lehigh Safety Shoe Properties LLC, as the Loan Parties, the purchasers party thereto (each a “Purchaser” and collectively, the “Purchaser”), and American Capital Financial Services, Inc., as administrative and collateral agent for the Purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.
Date: July 5, 2006	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 to Loan and Security Agreement, dated as of January 28, 2006, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot LLC, Durango Boot Company LLC, Northlake Boot Company LLC, Lehigh Safety Shoe Co. LLC, Georgia Boot Properties LLC, and Lehigh Safety Shoe Properties LLC, as Borrowers, the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC Commercial Finance LLC, as administrative agent and sole lead arranger for the Lenders.

10.2	First Amendment to Note Purchase Agreement, dated as of January 28, 2006, by and among Rocky Brands, Inc., Lifestyle Footwear, Inc., EJ Footwear LLC, HM Lehigh Safety Shoe Co. LLC, Georgia Boot LLC, Durango Boot Company LLC, Northlake Boot Company LLC, Lehigh Safety Shoe Co. LLC, Georgia Boot Properties LLC, and Lehigh Safety Shoe Properties LLC, as the Loan Parties, the purchasers party thereto (each a “Purchaser” and collectively, the “Purchaser”), and American Capital Financial Services, Inc., as administrative and collateral agent for the Purchasers.

5